UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2012

CARIBOU COFFEE COMPANY, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-51535	41-1731219
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3900 Lakebreeze Avenue, North, Brooklyn Center, MN		55429
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 763-592-2200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders of Caribou Coffee Company, Inc. (“the Company”) held on May 9, 2012, the shareholders elected seven directors nominated by the Board of Directors to serve until the 2013 Annual Meeting of Shareholders, approved the advisory resolution on executive compensation, voted to conduct future advisory votes on executive compensation annually, approved the Company’s Amended and Restated 2005 Equity Incentive Plan and ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 30, 2012.

The table below shows the results of the shareholders’ votes:

		Votes	Votes		Broker
	Votes for	against	withheld	Abstentions	non-votes
Election of directors:
Kip R. Caffey	14,714,261		702,790		3,939,968
Sarah Palisi Chapin	14,712,886		704,165		3,939,968
Wallace B. Doolin	14,713,578		703,473		3,939,968
Gary A. Graves	15,054,274		362,777		3,939,968
Charles H. Ogburn	14,212,978		1,204073		3,939,968
Philip H. Sanford	14,711,963		705,088		3,939,968
Michael J. Tattersfield	15,093,197		323,854		3,939,968
Approval of the advisory resolution on executive compensation	14,720,654	527,056		169,351	3,939,968
Approval the Company’s Amended and Restated 2005 Equity Incentive Plan	13,667,519	1,719,481		30,051	3,939,968
Ratification of independent registered public accounting firm	18,766,393	571,105		19,521

	1 year	2 years	3 years	Abstentions	Broker non-votes
Advisory vote on the frequency of future advisory votes on executive compensation	12,559,688	266,563	2,424,418	166,382

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, hereunto duly authorized.

Date: May 11, 2012

CARIBOU COFFEE COMPANY, INC.

By:	/s/ Dan E. Lee
Dan E. Lee
Senior Vice President, General Counsel and Secretary